Exhibit 10.10

AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

by and between

SILICON VALLEY BANK

3003 Tasman Drive

Santa Clara, CA 95054

Attn: Loan Services

(408) 496-2429

and

SIGMATEL, INC.

3815 South Capital of Texas Highway, Suite 300

Austin, Texas 78704

Attn: Chief Financial Officer

Fax: 512-381-4115

Copy to: General Counsel

Fax: 512-381-4125

Dated as of the Effective Date

(as hereinafter defined)

TABLE OF CONTENTS

1	ACCOUNTING AND OTHER TERMS.		1

2	LOAN AND TERMS OF PAYMENT.		1

	2.1	PROMISE TO PAY.	1
		2.1.1 REVOLVING ADVANCES.	1
		2.1.2 OTHER SERVICES AVAILABILITY.	2
		2.1.3 TERM LOAN.	2
	2.2	OVERADVANCES.	2
	2.3	INTEREST RATE; PAYMENTS.	2
		2.3.1 IN GENERAL.	2
		2.3.2 COMMITTED REVOLVING LINE.	3
	2.4	FEES.	3
	2.5	ADDITIONAL COSTS.	4

3	CONDITIONS OF LOANS.		4

	3.1	CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION.	4
	3.2	CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS.	4

4	CREATION OF SECURITY INTEREST.		4

	4.1	GRANT OF SECURITY INTEREST.	4
	4.2	AUTHORIZATION TO FILE.	4

5	REPRESENTATIONS AND WARRANTIES.		4

	5.1	DUE ORGANIZATION AND AUTHORIZATION.	4
	5.2	COLLATERAL.	5
	5.3	LITIGATION.	5
	5.4	NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS.	5
	5.5	SOLVENCY.	5
	5.6	REGULATORY COMPLIANCE.	5
	5.7	SUBSIDIARIES.	5
	5.8	FULL DISCLOSURE.	5

6	AFFIRMATIVE COVENANTS.		5

	6.1	GOVERNMENT COMPLIANCE.	5
	6.2	FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.	6
	6.3	INVENTORY; RETURNS.	6
	6.4	TAXES.	6
	6.5	INSURANCE.	6
	6.6	FINANCIAL COVENANTS.	7
	6.7	REGISTRATION OF INTELLECTUAL PROPERTY RIGHTS.	7
	6.8	FURTHER ASSURANCES.	7

7	NEGATIVE COVENANTS.		7

	7.1	DISPOSITIONS.	7
	7.2	CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS.	7
	7.3	MERGERS OR ACQUISITIONS.	8
	7.4	INDEBTEDNESS.	8
	7.5	ENCUMBRANCE.	8
	7.6	INVESTMENTS; DISTRIBUTIONS.	8
	7.7	TRANSACTIONS WITH AFFILIATES.	8
	7.8	SUBORDINATED DEBT.	8
	7.9	COMPLIANCE.	8

8	EVENTS OF DEFAULT.		8

i

	8.1	PAYMENT DEFAULT.	8
	8.2	COVENANT DEFAULT.	8
	8.3	MATERIAL ADVERSE CHANGE.	9
	8.4	ATTACHMENT.	9
	8.5	INSOLVENCY.	9
	8.6	OTHER AGREEMENTS.	9
	8.7	JUDGMENTS.	9
	8.8	MISREPRESENTATIONS.	9

9	BANK’S RIGHTS AND REMEDIES.		9

	9.1	RIGHTS AND REMEDIES.	9
	9.2	POWER OF ATTORNEY.	10
	9.3	ACCOUNTS COLLECTION.	10
	9.4	BANK EXPENSES.	10
	9.5	BANK’S LIABILITY FOR COLLATERAL.	10
	9.6	REMEDIES CUMULATIVE.	10
	9.7	DEMAND WAIVER.	11

10	NOTICES.		11

11	CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER.		11

12	GENERAL PROVISIONS.		11

	12.1	SUCCESSORS AND ASSIGNS.	11
	12.2	INDEMNIFICATION.	11
	12.3	TIME OF ESSENCE.	11
	12.4	SEVERABILITY OF PROVISION.	11
	12.5	AMENDMENTS IN WRITING, INTEGRATION.	11
	12.6	COUNTERPARTS.	12
	12.7	SURVIVAL.	12
	12.8	CONFIDENTIALITY.	12
	12.9	ATTORNEYS’ FEES, COSTS AND EXPENSES.	12
	12.10	QUALIFIED COMMERCIAL LOAN CERTIFICATION.	12

13	DEFINITIONS.		12

	13.1	DEFINITIONS.	12

ii

This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”) dated March 4, 2003, between SILICON VALLEY BANK, a California chartered bank (“Bank”), with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054, and with a loan production office located at 9020 Capital of Texas Highway, North, Building 1, Suite 350, Austin, Texas, 78759 and SIGMATEL, INC., a Texas corporation (“Borrower”), with its principal place of business at the location set forth on the Cover Page of this Agreement, provides the terms on which Bank will lend to Borrower and Borrower will repay Bank.

WHEREAS, Bank and Borrower previously entered into that certain Loan and Security Agreement, dated as of April 9, 2001, pursuant to which Bank agreed to provide a line of credit to Borrower in an amount not to exceed $8,000,000 (referred to herein as the “Original Loan Documents”); and

WHEREAS, Borrower and Bank have agreed to amend and restate the Original Loan Documents.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged Borrower and Bank agree as follows:

1      ACCOUNTING AND OTHER TERMS.

Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term “financial statements” includes the notes and schedules. The terms “including” and “includes” always mean “including (or includes) without limitation” in this or any Loan Document.

2      LOAN AND TERMS OF PAYMENT.

2.1         Promise to Pay.  Borrower will pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1     Revolving Advances.

(a) Bank will make Advances not exceeding (i) the lesser of the Committed Revolving Line or the Borrowing Base, minus (ii) the outstanding Obligations under the Other Services Sublimit. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

(b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 3:00 p.m. Pacific time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B (a “Payment/Advance Form”). Bank will credit Advances to Borrower’s deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to such reliance.

(c) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances are immediately payable.

(d) Bank’s obligation to lend the undisbursed portion of the Obligations will terminate if, in good faith, the Bank determines based on information available to it and in its reasonable judgement, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

2.1.2     Other Services Availability.

(a)    Letters of Credit.  Bank will issue or has issued letters of credit (each a “Letter of Credit” and collectively, the “Letters of Credit”) for Borrower’s account not exceeding the Other Services Availability. Borrower’s reimbursement obligation will be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.

(b)    Foreign Exchange Services.  Borrower may enter into foreign exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (a “FX Forward Contract”). The total FX Forward Contracts at any one time may not exceed 10 times the amount of the Other Services Availability. Bank may terminate the FX Forward Contracts if an Event of Default occurs.

(c)    Cash Management Services.  Borrower may use up to the amount of the Other Services Availability for Bank’s Cash Management Services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in various cash management services agreements related to such services (the “Cash Management Services”).

(d)    Effect of Services Usage.  Such aggregate amounts utilized under the Other Services Sublimit will at all times reduce the amount otherwise available to be borrowed under the Committed Revolving Line. Any amounts Bank pays on behalf of Borrower or any amounts that are not paid by Borrower for any Letters of Credit, FX Forward Contracts or Cash Management Services will be treated as Advances under the Committed Revolving Line and will accrue interest at the rate for Advances.

2.1.3     Term Loan.

(a) Bank will make a Term Loan available to Borrower.

(b) Borrower will pay 36 equal installments of principal plus Interest as determined by Bank (the “Term Loan Payment”). Each Term Loan Payment is payable on the first day of each month during the term of the loan, with the first Term Loan Payment due April 1, 2003. Borrower’s final Term Loan Payment, due on March 1, 2006, includes all outstanding Term Loan principal and accrued interest.

(c) The Term Loan accrues interest at 1.75 percentage points (1.75%) above the Prime Rate, fixed as of the Effective Date.

2.2      Overadvances.  If Borrower’s Obligations under Section 2.1.1 and the Other Services Sublimit exceed the lesser of either (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower must immediately pay in cash to Bank the excess.

2.3     Interest Rate; Payments.

2.3.1     In General.

(a)    Spreading of Interest.  Due to irregular periodic balances of principal, the variable nature of the interest rate, or prepayment, the total interest that will accrue under this Agreement cannot be determined in advance. Bank does not intend to contract for, charge or receive more than the Maximum Lawful Rate or Maximum Lawful Amount permitted by applicable state or federal law, and to prevent such an occurrence Bank and Borrower agree that all amounts of interest, whenever contracted for, charged or received by Bank, with respect to the Obligations, will be spread, prorated or allocated over the full period of time the Obligations are outstanding, including the period of any renewal or extension thereof. If the maturity of the Obligations is accelerated for any reason whether as a result of an Event of Default or otherwise prior to the full stated term, the total amount of interest contracted for, charged or received to the time of such demand shall be spread, prorated or allocated along with any interest thereafter accruing over the full period of time that the

Obligations thereafter remain unpaid for the purpose of determining if such interest exceeds the Maximum Lawful Amount.

(b)    Excess Interest.  At maturity (whether by acceleration or otherwise) or on earlier final payment of the Obligations, Bank will compute the total amount of interest that has been contracted for, charged or received by Bank or payable by Borrower hereunder and compare such amount to the Maximum Lawful Amount that could have been contracted for, charged or received by Bank. If such computation reflects that the total amount of interest that has been contracted for, charged or received by Bank or payable by Borrower exceeds the Maximum Lawful Amount, then Bank shall apply such excess to the reduction of the principal balance, and any remaining excess shall be refunded to Borrower. This provision concerning the crediting or refund of excess interest shall control and take precedence over all other agreements between Borrower and Bank so that under no circumstances shall the total interest contracted for, charged or received by Bank exceed the Maximum Lawful Amount.

(c)    Request to Debit Accounts.  Bank may debit any of Borrower’s deposit accounts including Account Number 3300067179 for principal and interest payments or any amounts Borrower owes Bank. Bank will notify Borrower when it debits Borrower’s accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day.

2.3.2      Committed Revolving Line.

(a)    Interest Rate.  Advances under the Committed Revolving Line accrue interest on the outstanding principal balance thereof at a per annum rate 1.00 percentage point (1%) above the Prime Rate. The interest rate on the Committed Revolving Line increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed. Bank will not compute the interest in a manner that would cause Bank to contract for, charge or receive interest that would exceed the Maximum Lawful Rate or the Maximum Lawful Amount. After an Event of Default, Obligations accrue interest at the Default Interest Rate. The Default Interest Rate is the least of (i) the Maximum Lawful Rate, if the Maximum Lawful Rate is established by applicable law, or (ii) the interest rate applicable immediately prior to the occurrence of the Event of Default plus 5 percentage points, if no Maximum Lawful Rate law has been established by applicable law; or (iii) 18% per annum; or (iv) such lesser rate of interest as Bank in its sole discretion may choose to charge; but in no event more than the Maximum Lawful Rate.

(b)    Payments.  Interest on the Committed Revolving Line is payable on the first day of each month. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

2.4      Fees.  Borrower will pay to Bank:

(a)    Facility Fees.  A fully earned, non-refundable facility fee on the Committed Revolving Line in the amount of $15,000 due on the date that Borrower executes and delivers this Agreement to Bank and $10,000 due on the first anniversary of the Effective Date, and a fully earned, non-refundable facility fee on the Term Loan in the amount of $5,000, due on the date that Borrower executes and delivers this Agreement to Bank; and

(b)    Bank Expenses.  All Bank Expenses (including reasonable attorney’s fees and expenses) incurred through and after the Effective Date when due; and

(c)    Letter of Credit Fee.  A Letter of Credit Fee in the amount of 1.25% per year of the face amount of each Letter of Credit, which is due on the date of issuance of such Letter of Credit and on each anniversary date thereof during the existence of such Letter of Credit; and

(d)    Usage Fee.  A usage fee, payable in arrears within 15 days of the end of each calendar quarter, in an amount equal to the product of .375% times the average Unused Balance for such fiscal quarter. The term “Unused Balance” shall mean the result of (i) the lessor of the Committed Revolving Line or the Borrowing Base minus (ii) the aggregate amount of all Advances.

2.5      Additional Costs.  If any law or regulation increases Bank’s costs or reduces its income for any loan, Borrower will pay the increase in cost or reduction in income or additional expense.

3      CONDITIONS OF LOANS.

3.1      Conditions Precedent to Initial Credit Extension.  Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that it receive the following:

(a) the agreements, documents and fees it requires; and

(b) evidence satisfactory to Bank in Bank’s sole discretion of a minimum investment of new equity in an amount not less than $6,870,000.

3.2      Conditions Precedent to all Credit Extensions.  Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

(a) timely receipt of any Payment/Advance Form, as applicable; and

(b) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form, as applicable and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Section 5 remain true.

4      CREATION OF SECURITY INTEREST.

4.1      Grant of Security Interest.  Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower’s duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. Bank may place a “hold” on any deposit account pledged as Collateral; provided that Bank agrees that it will not place a “hold” on any such deposit account, unless and until there is an Event of Default and any such “hold” shall not be for an amount greater than the total aggregate amount of the Obligations. If this Agreement is terminated, Bank’s lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations.

4.2      Authorization to File.  Borrower authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to perfect or protect Bank’s interest in the Collateral.

5      REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as follows:

5.1      Due Organization and Authorization.  Except as otherwise set forth on the Schedule, Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified.

The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could cause a Material Adverse Change.

5.2      Collateral.  Borrower has good title to the Collateral, free of Liens except Permitted Liens or Borrower has rights to each asset that is Collateral. Borrower has no other deposit account, other than the deposit accounts described in the Schedule. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. The Collateral is not in the possession of any third party bailee (such as at a warehouse), except as set forth on the Schedule. In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee, then Borrower will receive the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank; provided, that, Borrower shall not be required to acquire such consent of Bank and acknowledgement from bailee for Collateral stored or otherwise delivered to a bailee in a foreign country. Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. All Inventory is in all material respects of good and marketable quality, free from material defects.

5.3      Litigation.  Except as shown in the Schedule, there are no actions or proceedings pending or, to the knowledge of Borrower’s Responsible Officers, threatened by or against Borrower or any Subsidiary in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4      No Material Adverse Change in Financial Statements.  All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5      Solvency.  The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6      Regulatory Compliance.  Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulation U of the Federal Reserve Board of Governors). Borrower has complied with the Federal Fair Labor Standards Act. To Borrower’s knowledge, Borrower has not violated any laws, ordinances or rules, the violation of which could cause a Material Adverse Change. None of Borrower’s or any Subsidiary’s properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

5.7      Subsidiaries.  Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments, as set forth on the Schedule.

5.8      Full Disclosure.  No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading.

6      AFFIRMATIVE COVENANTS.  Borrower will do all of the following for so long as Bank has an obligation to lend, or there are outstanding obligations:

6.1      Government Compliance.  Borrower will maintain its and all Subsidiaries’ legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower’s business or operations or could reasonably be expected to cause a Material Adverse Change.

6.2      Financial Statements, Reports, Certificates.

(a) Borrower will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during the period, in a form acceptable to Bank and certified by a Responsible Officer; (ii) as soon as available, but no later than 90 days after the end of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank; (iii) if Borrower is a publicly traded company, within 5 days of filing, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more; (v) prompt notice of any material change in the composition of the Intellectual Property, including any subsequent Patent or Trademark filing not shown in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely affects the value of the Intellectual Property; and (vi) budgets, sales projections, operating plans or other financial information Bank requests.

(b) Within 30 days after the last day of each month, Borrower will deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings of accounts receivable and accounts payable.

(c) Within 30 days after the last day of each month, Borrower will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.

(d) Allow Bank to audit Borrower’s Collateral within 6 months after the Effective Date. Subsequent audits of Borrower’s Collateral shall occur not less than annually, but no more than semi-annually unless an Event of Default has occurred and is occurring. All audits of Borrower’s Collateral shall be conducted at Borrower’s expense.

(e) No later than December 1 of each year, Borrower shall deliver to Bank in the same form and content as those previously provided to Bank Borrower’s financial projections and forecasts for the subsequent year.

6.3      Inventory; Returns.  Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower’s customary practices as they exist at the Effective Date. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than $200,000.

6.4      Taxes.  Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5      Insurance.  Borrower will keep its business and the Collateral insured for risks and in amounts, as Bank requests. Insurance policies will be in a form, with companies, and in amounts that are reasonably satisfactory to Bank. All property policies will have a lender’s loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and all policies will provide that the insurer must give Bank at least 15 days notice before canceling its policy. At Bank’s request, Borrower will deliver certified copies of policies and evidence of all premium payments. So long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy to the replacement or repair of destroyed or damaged property; provided that, after the occurrence and during the continuance of an Event of Default, all proceeds payable under any such casualty policy shall, at the option of Bank, be payable to Bank on account of the Obligations.

6.6      Primary Accounts.  Borrower will maintain its primary depository and operating accounts with Bank.

6.7      Financial Covenants.  Borrower will maintain at all times (to be tested at the end of each month):

(i) Quick Ratio. A ratio of Quick Assets to Current Liabilities of not less than (a) prior to July 1, 2003, 1.25 to 1.00 and (b) thereafter, 1.50 to 1.00. As part of the numerator, Borrower is required to maintain a minimum of $5,000,000 in cash held at or through Bank. Bank and Borrower shall review Borrower’s financial condition on June 30, 2003, and Bank shall consider, in its sole discretion, amending the financial covenant contained in this Section 6.7(i) to be a minimum debt service covenant in lieu thereof.

(ii) Tangible Net Worth. A Tangible Net Worth (a) prior to July 1, 2003, of at least $8,000,000; and (b) on and after July 1, 2003, of at least $10,000,000.

6.8      Registration of Intellectual Property Rights.  Borrower will register with the United States Patent and Trademark Office or the United States Copyright Office, to the extent that its Board of Directors or a Responsible Officer in good faith deems appropriate for the development of Borrower’s business, its Intellectual Property and additional Intellectual Property rights developed or acquired including revisions or additions with any product before the sale or licensing of the product to any third party. Borrower will use commercially reasonable efforts to (i) protect, defend and maintain the validity and enforceability of the Intellectual Property and promptly advise Bank in writing of material infringements and (ii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent.

6.9      Further Assurances.  Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s security interest in the Collateral or to effect the purposes of this Agreement.

6.10      Evidence of New Equity.  Within 90 days of the Effective Date, Borrower will provide Bank with evidence satisfactory to Bank in Bank’s sole discretion of a minimum investment of new equity in an amount not less than $1,200,000.

6.11      Consent of Landlord.  Within 60 days of the Effective Date, Borrower will provide Bank with a Consent of Landlord in the form attached as Exhibit E or such other form as may be approved by Bank.

7      NEGATIVE COVENANTS.

Borrower will not do any of the following without Bank’s prior written consent, which will not be unreasonably withheld, for so long as Bank has an obligation to lend or there are any outstanding Obligations:

7.1      Dispositions.  onvey, sell, lease, transfer or otherwise dispose of (collectively “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) of worn-out or obsolete Equipment; (iv) other Equipment which is replaced by like kind or similar Equipment or otherwise in the ordinary course of business, or Equipment that is no longer useful or necessary for Borrower’s business; or (v) of assets with an aggregate value of less than $250,000 in any fiscal year.

7.2      Changes in Business, Ownership, Management or Business Locations.  Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto or have a material change in its ownership of greater than 25% (other than by the sale of Borrower’s equity securities in a public offering or to venture capital investors so long as Borrower identifies the venture capital investors prior to the closing of the investment) or management. Borrower will not, without at least 30 days prior written notice, relocate its chief executive office or add any new offices or business locations in which Borrower maintains or stores over $100,000 in Borrower’s assets or property.

7.3      Mergers or Acquisitions.  Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where (i) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement and (ii) such transaction would not result in a decrease of more than 25% of Tangible Net Worth. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4      Indebtedness.  Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5      Encumbrance.  Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein, subject to Permitted Liens.

7.6      Investments; Distributions.  Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, except as permitted under (a) Borrower’s stock option plan(s) in existence as of the Effective Date, (b) any restricted stock purchase agreement entered into by Borrower or (c) Borrower’s Amended and Restated Articles of Incorporation in existence as of the Effective date; provided, that, in no event shall Borrower pay in cash an amount exceeding $50,000 in the aggregate in any fiscal year, and provided further that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases.

7.7      Transactions with Affiliates.  Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a nonaffiliated Person.

7.8      Subordinated Debt.  Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt, without Bank’s prior written consent.

7.9      Compliance.  Become an “investment company” or a company controlled by an “investment company,” under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business or operations or could reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8      EVENTS OF DEFAULT.  Any one of the following is an Event of Default:

8.1      Payment Default.  If Borrower fails to pay any of the Obligations within 3 days after their due date. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

8.2      Covenant Default.  If Borrower (i) does not perform any obligation in Article 6 or violates any covenant in Article 7 (for which failures or violations there are no grace or cure periods) or (ii) does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within 10 days after it occurs, or if the default cannot be cured within 10 days or cannot be cured after Borrower’s attempts in the 10 day period, and the default may be cured within a reasonable time, then Borrower has an additional period, (of not more than 30 days) to attempt to cure the default. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

8.3      Material Adverse Change.

(i) A material impairment in the perfection or priority of the Bank’s security interest in the Collateral or in the value of such Collateral other than normal depreciationwhich is not covered by adequate insurance occurs; (ii) a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower occurs; or (iii) a material impairment of the prospect of repayment of any portion of the Obligations occurs (a “Material Adverse Change”);

8.4      Attachment.  (i) If any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days; (ii) if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (iii) if a judgment or other claim becomes a Lien on a material portion of Borrower’s assets; or (iv) if a notice of lien, levy, or assessment is filed against any of Borrower’s assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

8.5      Insolvency.  (i) if Borrower becomes insolvent; (ii) if Borrower begins an Insolvency Proceeding; or (iii) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 60 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6      Other Agreements.  If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $150,000 or that could cause a Material Adverse Change;

8.7      Judgments.  If a money judgment(s) in the aggregate of at least $50,000 is rendered against Borrower and is unsatisfied and unstayed for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied); or

8.8      Misrepresentations.  If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

9      BANK’S RIGHTS AND REMEDIES.

9.1      Rights and Remedies.  When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

(a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b) Stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

(c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

(d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

(f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, Mask Works, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit; and

(g) Dispose of the Collateral according to the Code.

9.2      Power of Attorney.  Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower’s name on any checks or other forms of payment or security; (ii) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower’s insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower’s name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank’s appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.

9.3      Accounts Collection.  When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank’s security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4      Bank Expenses.  If Borrower fails to pay any amount or furnish any required proof of payment to third persons Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.5      Bank’s Liability for Collateral.  If Bank complies with reasonable banking practices, it is not liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6      Remedies Cumulative.  Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7      Demand Waiver.  Borrower waives demand, notice of default or dishonor, notice of acceleration, notice of intent to accelerate, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guaranties held by Bank on which Borrower is liable.

10      NOTICES.  All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice.

11      CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER.

Texas law governs the Loan Documents without regard to principles of conflicts of law as if performed entirely within the State of Texas by Texas residents. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Travis County, Texas.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL AND, BY ITS EXECUTION OF THIS AGREEMENT CONFIRMS THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH COUNSEL.

12      GENERAL PROVISIONS.

12.1      Successors and Assigns.  This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or Obligations under it without Bank’s prior written consent which may be granted or withheld in Bank’s discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits under this Agreement, the Loan Documents or any related agreement.

12.2      Indemnification.  BORROWER WILL INDEMNIFY, DEFEND AND HOLD HARMLESS BANK AND ITS OFFICERS, EMPLOYEES AND AGENTS AGAINST: (A) ALL OBLIGATIONS, DEMANDS, CLAIMS, AND LIABILITIES ASSERTED BY ANY OTHER PARTY IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS; AND (B) ALL LOSSES OR BANK EXPENSES INCURRED, OR PAID BY BANK FROM, FOLLOWING, OR CONSEQUENTIAL TO TRANSACTIONS BETWEEN BANK AND BORROWER (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES), EXCEPT FOR LOSSES CAUSED BY BANK’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE FOREGOING INDEMNITY BINDS BORROWER TO INDEMNIFY BANK AND ITS OFFICERS, EMPLOYEES AND AGENTS FOR ITS OWN NEGLIGENCE (WHETHER SOLE, COMPARATIVE, CONTRIBUTORY OR OTHERWISE, BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) AND THAT OF ITS OFFICERS, EMPLOYEES, AGENTS AND CONTRACTORS, AS WELL AS ANY LIABILITY ARISING BY VIRTUE OF ANY SUCH PERSON’S STRICT LIABILITY.

12.3      Time of Essence.  Time is of the essence for the performance of all obligations in this Agreement.

12.4      Severability of Provision.  Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5      Amendments in Writing, Integration.  All amendments to this Agreement must be in writing signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter, and supersedes prior or contemporaneous negotiations or agreements. All prior or contemporaneous agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.6      Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7      Survival.  All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8      Confidentiality.  In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank’s subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee or purchasers agreement of the terms of this provision), (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank’s examination or audit and (v) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9      Attorneys’ Fees, Costs and Expenses.  In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled, whether or not a lawsuit is filed.

12.10      Qualified Commercial Loan Certification. Borrower hereby certifies to Lender that:

(a) Borrower has been advised by Lender to seek the advice of an attorney and accountant in connection with the loans evidenced by this Agreement; and

(b) Borrower has had the opportunity to seek the advice of an attorney and accountant of Borrower’s choice in connection with the loans evidenced by this Agreement.

13      DEFINITIONS.  In this Agreement:

13.1      Definitions.

“Accounts” are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing.

“Advance” or “Advances” is a loan advance (or advances) under the Committed Revolving Line, including, but not limited to, the face amount of all Letters of Credit and all amounts advanced pursuant to Section 2.1.2.

“Affiliate” of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Bank Expenses” are all audit fees and expenses and reasonable costs or expenses (including reasonable attorneys’ fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

“Borrower’s Books” are all Borrower’s books and records including ledgers, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

“Borrowing Base” is 80% of Eligible Accounts; provided, however, that Bank may lower the percentage of the Borrowing Base after performing an audit of Borrower’s Collateral.

“Business Day” is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

“Cash Management Services” are defined in Section 2.1.2(c).

“Code” is the Texas Business and Commerce Code.

“Collateral” is the property described on Exhibit A.

“Committed Revolving Line” is a Credit Extension of up to $8,000,000.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

“Copyrights” are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

“Credit Extension” is each Advance, Letter of Credit or any other extension of credit by Bank for Borrower’s benefit.

“Current Liabilities” are the aggregate amount of Borrower’s Total Liabilities which mature within one (1) year.

“Effective Date” is the date that Bank executes this Agreement, as evidenced by the date below its signature block on the signature page of this Agreement.

“Eligible Accounts” are Accounts in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.2; but Bank may change eligibility standards by giving Borrower 30 days prior written notice. Unless Bank agrees otherwise in writing, Eligible Accounts will not include:

(a) Accounts that the account debtor has not paid within 90 days of invoice date;

(b) Accounts for an account debtor, 50% or more of whose Accounts have not been paid within

90 days of invoice date;

(c) Credit balances over 90 days from invoice date;

(d) That portion of any Account for any account debtor, including Affiliates, whereby the total obligations to Borrower exceed 35% of all Accounts, unless Bank approves in writing;

(e) Accounts for which the account debtor does not have its principal place of business in the United States, except for Eligible Foreign Accounts;

(f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality except for Accounts of the United States if the payee has assigned its payment rights to Bank and the assignment has been acknowledged under the Assignment of Claims Act of 1940 (31 U.S.C. 3727);

(g) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts);

(h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor’s payment may be conditional;

(i) Accounts for which the account debtor is Borrower’s Affiliate, officer, employee, or agent;

(j) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

(k) Accounts for which Bank reasonably determines collection to be doubtful.

“Eligible Foreign Accounts” are Accounts for which the account debtor does not have its principal place of business in the United States but are: (1) covered by credit insurance satisfactory to Bank, less any deductible; or (2) supported by letter(s) of credit acceptable to Bank; or (3) that Bank approves in writing.

“Equipment” is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

“ERISA” is the Employment Retirement Income Security Act of 1974, and its regulations.

“FX Forward Contract” is defined in Section 2.1.2(b).

“GAAP” is generally accepted accounting principles.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” is:

(a) Copyrights, Trademarks, Patents, and Mask Works including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

(b) Any trade secrets and any Intellectual Property rights in computer software and computer software products now or later existing, created, acquired or held;

(c) All design rights which may be available to Borrower now or later created, acquired or held;

(d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above; and

(e) All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

“Inventory” is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

“Investment” is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“Letter of Credit” and “Letters of Credit” are defined in Section 2.1.2(a).

“Lien” is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Documents” are, collectively, this Agreement, any note, or notes executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

“Material Adverse Change” is defined in Section 8.3.

“Mask Works” are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

“Maximum Lawful Rate” is the maximum rate of interest and the term “Maximum Lawful Amount” means the maximum amount of interest that is permissible under applicable state or federal laws for the type of loan evidenced by the Loan Documents. If the Maximum Lawful Rate is increased by statute or other governmental action after the Effective Date, then the new Maximum Lawful Rate will be applicable to the payments from the effective date of the rate change, unless otherwise prohibited by law.

“Obligations” are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including Letters of Credit and FX Forward Contracts and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

“Other Services Advances” means all amounts Bank pays on behalf of Borrower or any amounts that are not paid by Borrower for any FX Forward Contracts, Cash Management Services or Letters of Credit, and the face amounts of all Letters of Credit. (1) the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), plus (2) 10% of each outstanding FX Forward Contract, plus (3) the aggregate amounts utilized under the Other Services Sublimit for Cash Management Services.

“Other Services Availability” means an amount equal to the result of (a) the Other Services Sublimit minus (b) the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) minus (c) 10% of each outstanding FX Forward Contract minus (d) the aggregate amounts utilized under the Other Services Sublimit for Cash Management Services.

“Other Services Sublimit” means the lesser of (a) the result of (i) the lesser of the Committed Revolving Line or the Borrowing Base minus (ii) the outstanding principal balance of the Advances, or (b) $5,000,000.00.

“Patents” are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment/Advance Form” is defined in Section 2.1.1.

“Permitted Indebtedness” is:

(a) Borrower’s indebtedness to Bank under this Agreement or the Loan Documents;

(b) Indebtedness existing on the Effective Date and shown on the Schedule;

(c) Subordinated Debt;

(d) Indebtedness to trade creditors incurred in the ordinary course of business; and

(e) Indebtedness secured by Permitted Liens.

“Permitted Investments” are:

(a) Investments shown on the Schedule and existing on the Effective Date; and

(b) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., and (iii) Bank’s certificates of deposit issued maturing no more than 1 year after issue.

“Permitted Liens” are:

(a) Liens existing on the Effective Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

(b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank’s security interests;

(c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

(d) Leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower’s business, if the leases, subleases, licenses and sublicenses permit granting Bank a security interest;

(e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.

“Quick Assets” is, on any date, the Borrower’s consolidated, unrestricted cash, cash equivalents, the aggregate amount of all Eligible Accounts (without exclusion of amounts therefrom under subsection (d) of the definition of “Eligible Accounts”) and investments with maturities of less than 12 months determined according to GAAP on deposit with Bank or Bank’s Subsidiaries.

“Responsible Officer” is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

“Revolving Maturity Date” is March 1, 2005.

“Schedule” is any attached schedule of exceptions.

“Subordinated Debt” is debt incurred by Borrower subordinated to Borrower’s indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

“Subsidiary” is for any Person, a joint venture, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

“Tangible Net Worth” is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities excluding Subordinated Debt.

“Term Loan” a loan of $5,000,000.

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness and Subordinated Debt.

“Trademarks” are trademark and service mark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Assignor connected with the trademarks.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

BORROWER: SIGMATEL, INC., a Texas corporation

By:	/s/ Ross Goolsby

Title:	Chief Financial Officer

SILICON VALLEY BANK

By:	/s/ Mike Draeken

Title:	Vice President

Date:	3/6/03

1

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following:

All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower’s Books relating to the foregoing;

All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

All Borrower’s Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

A-1

Schedule to Loan and Security Agreement

The exact correct corporate name of Borrower is (attach a copy of the formation documents, e.g., articles, partnership agreement):

Borrower’s State of formation:

Borrower has operated under only the following other names (if none, so state):

All other address at which the Borrower does business are as follows (attach additional sheets if necessary and include all warehouse addresses):

Borrower has deposit accounts and/or investment accounts located only at the following institutions:

List Acct. Numbers:

Liens existing on the Effective Date and disclosed to and accepted by Bank in writing:

Investments existing on the Effective Date and disclosed to and accepted by Bank in writing:

Collateral currently in the possession of any third party bailee:

Subordinated Debt:

Indebtedness on the Effective Date and disclosed to and consented to by Bank in writing:

The following is a list of the Borrower’s copyrights (including copyrights of software) which are registered with the United States Copyright Office. (Please include name of the copyright and registration number and attach a copy of the registration):

The following is a list of all software which the Borrower sells, distributes or licenses to others, which is not registered with the United States Copyright Office. (Please include versions which are not registered):

The following is a list of all of the Borrower’s patents which are registered with the United States Patent Office. (Please include name of the patent and registration number and attach a copy of the registration.):

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The following is a list of all of the Borrower’s patents which are pending with the United States Patent Office. (Please include name of the patent and a copy of the application.):

The following is a list of all of the Borrower’s registered trademarks. (Please include name of the trademark and a copy of the registration.):

Borrower is not subject to litigation which would have a material adverse effect on the Borrower’s financial condition, except the following (attach additional comments, if needed):

Tax  ID  Number

Organizational  Number,  if  any:

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EXHIBIT B

SILICON VALLEY BANK

LOAN PAYMENT/ADVANCE REQUEST FORM

Deadline for same day processing is 3:00pm PST

Fax To:

Client Name: SIGMATEL, INC.                                                                                           Date:

☐ LOAN PAYMENT:
From Account #________________________	To Account #________________________
(Deposit Account #)	(Loan Account #)
Principal $_______________	and/or Interest $_____________________

All Borrower’s representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

Authorized Signature: ______________________________	Phone Number:

☐ LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #________________________	To Account #________________________
(Loan Account #)	(Deposit Account #)
Amount of Advance $_________________

All Borrower’s representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

Authorized Signature: ______________________________	Phone Number: _____________

OUTGOING WIRE REQUEST
Complete only if all or a portion of funds from the loan advance above are to be wired.
Deadline for same day processing is 12:00pm, PST

Beneficiary Name: __________________________	Amount of Wire: $_____________________________
Beneficiary Bank: ___________________________	Account Number: _____________________________
City and Sate: ______________________________
Beneficiary Bank Transit (ABA) #: _____________	Beneficiary Bank Code (Swift, Sort, Chip, etc.): _____
(For International Wire Only)
Intermediary Bank: __________________________	Transit (ABA) #: ______________________________
For Further Credit to: ________________________
Special Instruction: __________________________

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature: ________________________	2nd Signature (If Required): _____________________
Print Name/Title: ___________________________	Print Name/Title: ______________________________
Telephone # ________________________________	Telephone # __________________________________

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EXHIBIT C

BORROWING BASE CERTIFICATE

Borrower: SigmaTel, Inc.	Lender:	Silicon Valley Bank

Commitment Amount: $

ACCOUNTS RECEIVABLE
1.	Accounts Receivable Book Value as of		$
2.	Additions (please explain on reverse)		$
3.	TOTAL ACCOUNTS RECEIVABLE		$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.	Amounts over 90 days due		$
5.	Balance of 50% over 90 day accounts	$
6.	Credit balances over 90 days		$
7.	Concentration Limits (account debtors exceeding 35% of
	total accounts)		$
8.	Foreign Accounts (excluding Eligible Foreign Accounts)		$
9.	Governmental Accounts		$
10.	Contra Accounts		$
11.	Promotion or Demo Accounts		$
12.	Intercompany/Employee Accounts	$
13.	Other (please explain on reverse)	$
14.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS		$
15.	Eligible Accounts (#3 minus #14)		$
16.	LOAN VALUE OF ACCOUNTS (80% of #15)		$

BALANCES
17.	Maximum Loan Amount		$
18.	Total Funds Available (Lesser of #16 or #17)		$
19.	Present balance owing on Line of Credit		$
20.	Outstanding under Sublimits/Reserves ( )		$
21.	RESERVE POSITION (#18 minus #19 and #20)		$

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:

By:

Authorized Signer

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EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK

FROM:	SIGMATEL, INC.

The undersigned authorized officer of SIGMATEL, INC., a Texas corporation certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                          with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required		Complies

Interim financial statements + CC	Monthly within 30 days		Yes	No
Annual (Audited)	FYE within 90 days		Yes	No
A/R, A/P & BBC	Monthly within 30 days		Yes	No
Deferred Revenue List	Monthly within 30 days		Yes	No

Financial Covenants	Required	Actual	Complies

Maintain on a Monthly Basis:
Minimum Quick Ratio, including $5,000,000 cash deposit requirement (before 7/1/2003)	1.25:1.0	:1.0	Yes	No
Minimum Quick Ratio, including $5,000,000 cash deposit requirement (after 7/1/2003)	1.50:1	:1.0	Yes	No
Minimum Tangible Net Worth (before 7/1/2003)	$8,000,000	$	Yes	No
Minimum Tangible Net Worth (after 7/1/2003)	$10,000,000	$	Yes	No

Have there been updates to Borrower’s Intellectual Property, if appropriate?			Yes	No

Borrower only has deposit accounts located at the following institutions:

Comments Regarding Exceptions: See Attached. Sincerely, Signature Title Date	BANK USE ONLY Received by: AUTHORIZED SIGNER Date: Verified: AUTHORIZED SIGNER Date: Compliance Status: Yes No

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EXHIBIT E

FORM OF LANDLORD’S CONSENT

RECORDING REQUESTED BY

AND WHEN RECORDED RETURN TO:

SILICON VALLEY BANK

3003 Tasman Drive

Santa Clara, CA 95054

Attn:  Loan Services

CONSENT TO REMOVAL OF PERSONAL PROPERTY

KNOW ALL PERSONS BY THESE PRESENTS:

(f)    The undersigned has an interest as owner and landlord in the following described real property (the “Real Property”):    SEE ATTACHMENT 1 ATTACHED HERETO FOR FULL LEGAL DESCRIPTION, commonly known as 3815 South Capital of Texas Highway, Austin, Texas 78746.

(g)    SigmaTel, Inc., a Texas corporation (“Borrower”), has entered into or will enter into a Loan and Security Agreement with Silicon Valley Bank (“Bank”) dated as of the Effective Date (as therein defined) (as amended and supplemented from time to time, the “Loan Agreement”). As a condition to entering into the Loan Agreement, require that the undersigned consent to the removal by Bank of the equipment and other assets covered by the Loan Agreement (hereinafter called “Equipment”) from the Real Property.

NOW, THEREFORE, the undersigned consents to the placing of the Equipment on the Real Property, and agrees with Bank as follows:

1.    The undersigned waives and releases each and every right which undersigned now has, under applicable law or by virtue of the lease for the Real Property now in effect, to levy or distrain upon for rent, in arrears, in advance or both, or to claim or assert title to the Equipment that is already on said Real Property, or may hereafter be delivered or installed thereon.

2.    The Equipment shall be considered to be personal property and shall not be considered part of the Real Property regardless of whether or by what means it is or may become attached or affixed to the Real Property.

3.    The undersigned will permit Bank, or its agent or representative, to enter upon the Real Property for the purpose of exercising any right they may have under the terms of the Loan Agreement or otherwise, including, without limitation, the right to remove the Equipment; provided, however, that if Bank, in removing the Equipment damage any improvements of the undersigned on the Real Property, Bank will, at its expense, cause same to be repaired.

4.    This agreement shall be binding upon the heirs, successors and assigns of the undersigned and shall inure to the benefit of each Bank and its respective successors and assigns.

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IN WITNESS WHEREOF, the undersigned has executed this instrument at             , this             day of             ,2003.

By:

Title:

2

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement dated as of the Effective Date (as defined in the Loan Agreement) is between SILICON VALLEY BANK (“Bank”) and SIGMATEL, INC., a Texas corporation (“Grantor”).

RECITALS

A.    Bank will make advances to Grantor (“Loans’) as described in the Loan and Security Agreement (the “Loan Agreement”), but only if Grantor grants Bank a security interest in its Copyrights, Trademarks, Patents, and Mask Works and other intellectual property (the “Intellectual Property Collateral”).

B.    Grantor has granted Bank a security interest in all of its right, title and interest, presently existing or later acquired to all the Collateral.

AGREEMENT

Grantor grants Bank a security interest in all of its right, title and interest in its Intellectual Property Collateral (such as the Copyrights, Patents, Trademarks and Mask Works listed on Schedules A, B, C and D), and all proceeds (such as license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements rights throughout the world and all reissues, divisions, continuations, renewals, extensions and continuations-in-part.

This security interest is granted in conjunction with the security interest granted under the Loan Agreement. Bank’s rights and remedies in the security interest are in addition to those in the Loan Agreement and the other Loan Documents, and those available in law or equity. Bank’s rights powers and interests are cumulative with every right, power or remedy provided here. Bank’s exercise of its rights, powers or remedies in this Agreement, the Loan Agreement or any other Loan Document, does not preclude the simultaneous or later exercise of any or all other right, power or remedy.

BANK:	GRANTOR:

SILICON VALLEY BANK	SIGMATEL, INC., a Texas corporation

/s/ Mike Draeken	/s/ Ross Goolsby
(Signature)	(Signature)

Vice President	CFO
(Title)	(Title)

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EXHIBIT A

Copyrights

	Registration/Application	Registration/Application
Description	Number	Date

1

EXHIBIT B

Patents

	Registration/Application	Registration/Application
Description	Number	Date

1

EXHIBIT C

Trademarks

	Registration/Application	Registration/Application
Description	Number	Date

1

EXHIBIT D

Mask Works

Description	Registration/Application Number	Registration/Application Date

CORPORATE BORROWING RESOLUTION

Borrower: Sigmatel, Inc.	Silicon Valley Bank 3003 Tasman Drive Santa Clara, CA 95054

I, the Secretary or Assistant Secretary of Sigmatel, Inc. (“Borrower”), certify that Borrower is a corporation existing under the laws of the State of Texas.

I certify that at a meeting of Borrower’s Directors (or by other authorized corporate action) duly held or taken, resolutions substantially similar to each of the following resolutions were adopted.

It is resolved that any one of the following officers of Borrower, whose name, title and signature is below:

NAME	TITLE	SIGNATURE

Ronald Edgerton	President & Chief Executive Officer	/s/ Ronald Edgerton

Ross Goolsby	Chief Financial Officer	/s/ Ross Goolsby

Alan D. Green	Vice President & General Counsel	/s/ Alan Green

may act for Borrower and:

Borrow Money. Borrow money from Silicon Valley Bank (“Bank”).

Execute Loan Documents. Execute any loan documents Bank requires.

Grant Security. Grant Bank a security interest in any of Borrower’s assets.

Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Letters of Credit. Apply for letters of credit from Bank.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreements that waive Borrowers right to a jury trial) they think necessary to effectuate these Resolutions.

Further resolved that all acts authorized by these Resolutions and performed before they were adopted are ratified. These Resolutions remain in effect and Bank may rely on them until Bank receives written notice of their revocation.

I certify that the persons listed above are Borrower’s officers with the titles and signatures shown following their names and that these resolutions have not been modified are currently effective.

X	/s/ Ross Goolsby
Secretary or Assistant Secretary

Date:	3/5/03

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X	/s/ Alan D. Green

Title:	Vice President & General Counsel

If the certifying officer is designated as a signer in these resolutions then another corporate officer must also sign.

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[LOGO]

SILICON VALLEY BANK

PRO FORMA INVOICE FOR LOAN CHARGES

BORROWER:	Sigmatel, Inc.

LOAN OFFICER:	Mike Draeken

DATE:	February , 2003

Outside Counsel Fees

	TOTAL FEE DUE	$

Please indicate the method of payment:

{ }	A check for the total amount is attached.

{ }	Debit DDA # for the total amount.

{ }	Loan proceeds

Borrower: Sigmatel, Inc.

By:	/s/ Ross Goolsby
(Authorized Signer)

/s/ Mike Draeken
Silicon Valley Bank (Date) Account Officer’s Signature

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